EXHIBIT 99.1: SCHEDULE OF HUMAN RESOURCE SERVICES REVENUE
PAYCHEX, INC.
HUMAN RESOURCE SERVICES REVENUE
In millions

	For the six	For the three		For the year					For the year
	months ended	months ended		ended	For the three months ended				ended	For the three months ended				For the year ended
	November 30,	November 30,	August 31,	May 31,	May 31,	February 28,	November 30,	August 31,	May 31,	May 31,	February 29,	November 30,	August 31,	May 31,	May 31,	May 31,
	2005	2005	2005	2005	2005	2005	2004	2004	2004	2004	2004	2003	2003	2003	2002	2001

Revenues:
Retirement Services	$50.4	$25.8	$24.6	$91.4	$24.0	$24.0	$22.5	$20.9	$78.4	$20.9	$20.5	$19.2	$17.8	$66.3	$56.2	$43.1
Paychex Premier (SM) Administrative Fees	25.0	12.8	12.2	33.6	10.3	8.4	7.7	7.1	20.3	6.1	5.3	4.6	4.3	14.0	10.4	6.4
Professional Employer Organization (PEO)	32.5	14.3	18.2	53.7	17.0	15.8	10.5	10.4	47.0	13.7	18.2	7.3	7.8	26.8	23.3	19.5
All Other	43.0	22.2	20.8	72.5	22.4	17.9	16.3	16.0	54.5	16.7	14.1	12.0	11.7	42.0	32.1	28.7

Total Human Resource Services Revenue	$150.9	$75.1	$75.8	$251.2	$73.7	$66.1	$57.0	$54.4	$200.1	$57.4	$58.1	$43.1	$41.5	$149.2	$121.9	$97.8